CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of Capital Group Fixed Income ETF Trust of our report dated February 13, 2026, relating to the financial statements and financial highlights of Capital Group Core Plus Income ETF, Capital Group Municipal Income ETF, Capital Group U.S. Multi-Sector Income ETF, Capital Group Short Duration Income ETF, Capital Group Core Bond ETF, Capital Group Short Duration Municipal Income ETF, Capital Group Ultra Short Income ETF, Capital Group International Bond ETF (USD-Hedged), Capital Group High Yield Bond ETF, and Capital Group Municipal High-Income ETF which appears in such Registration Statement. We also consent to the references to us under the headings “Financial highlights”, “Independent registered public accounting firm”, and “Prospectuses, reports to shareholders and proxy statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

February 23, 2026